Exhibit 23.1

KPMG LLP

Bay Adelaide Centre

333 Bay Street, Suite 4600

Toronto, ON M5H 2S5

Canada

Tel 416-777-8500

Fax 416-777-8818

www.kpmg.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

The Bank of Nova Scotia (the Bank)

We consent to the use of our report dated December 2, 2025, on the consolidated financial statements of the Bank, which comprise the consolidated statements of financial position as of October 31, 2025 and October 31, 2024, the related consolidated statements of income, comprehensive income, changes in equity and cash flows for the years then ended, and the related notes, and our report dated December 2, 2025 on the effectiveness of internal control over financial reporting as of October 31, 2025, each of which is included in the Annual Report on Form 40-F of the Bank for the fiscal year ended October 31, 2025, which in turn is incorporated by reference in the Registration Statement on Form F-3 dated August 28, 2026, and to the reference to our firm under the heading “Experts” in the Registration Statement on Form F-3 dated August 28, 2026.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

August 28, 2026

Toronto, Canada

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